Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Ryerson Inc.

Joseph T. Ryerson & Son, Inc.

Subsidiary Guarantors Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware	36-3425828
Delaware	36-1717960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

227 W. Monroe, 27th Floor

Chicago, Illinois 60606

(Address of principal executive offices)

9% Senior Secured Notes due 2017

(Title of the indenture securities)

Schedule A

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices

RCJV Holdings, Inc.	Delaware	36-4380909	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

RdM Holdings, Inc.	Delaware	36-4380911	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson Americas, Inc.	Delaware	41-1975046	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson International Material Management Services, Inc.	Delaware	36-3973018	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson International Trading, Inc.	Delaware	36-3932806	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson International, Inc.	Delaware	36-3932805	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson Pan-Pacific LLC	Delaware	36-3425828	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson Procurement Corporation	Delaware	36-4380907	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

J.M. Tull Metals Company, Inc.	Delaware	22-3980997	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

EPE, LLC	Delaware	36-3425828	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Turret Holding Corporation	Delaware	90-0780664	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Ryerson Holdings (Brazil), LLC	Delaware	36-3425828	227 W. Monroe Street, 27th Floor Chicago, IL 60606-5055 Phone: 312.292.5000

Turret Steel Industries, Inc.	Pennsylvania	25-1839040	105 Pine Street, Imperial, PA 15126-1142 Phone: 724.218.1014

Sunbelt-Turret Steel Inc.	Pennsylvania	25-1819064	105 Pine Street, Imperial, PA 15126-1142 Phone: 724.218.1014

Imperial-Trucking Company, LLC	Pennsylvania	90-0780664	105 Pine Street, Imperial, PA 15126-1142 Phone: 724.218.1014

Wilcox-Turret Cold Drawn, Inc.	Wisconsin	27-4291407	105 Pine Street, Imperial, PA 15126-1142 Phone: 724.218.1014

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 11th day of July, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Lynn M. Steiner
Vice President

EXHIBIT 6

July 11, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Lynn M. Steiner
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,281
Interest-bearing balances		108,103
Securities:
Held-to-maturity securities		0
Available-for-sale securities		216,301
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		29
Securities purchased under agreements to resell		27,158
Loans and lease financing receivables:
Loans and leases held for sale		28,482
Loans and leases, net of unearned income	749,665
LESS: Allowance for loan and lease losses	14,136
Loans and leases, net of unearned income and allowance		735,529
Trading Assets		34,744
Premises and fixed assets (including capitalized leases)		7,625
Other real estate owned		3,238
Investments in unconsolidated subsidiaries and associated companies		599
Direct and indirect investments in real estate ventures		9
Intangible assets
Goodwill		21,545
Other intangible assets		20,074
Other assets		52,903

Total assets		$1,271,620

LIABILITIES
Deposits:
In domestic offices		$932,346
Noninterest-bearing	247,585
Interest-bearing	684,761
In foreign offices, Edge and Agreement subsidiaries, and IBFs		68,180
Noninterest-bearing	521
Interest-bearing	67,659
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		11,474
Securities sold under agreements to repurchase		12,132

Dollar Amounts In Millions
Trading liabilities	18,039
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	40,568
Subordinated notes and debentures	18,347
Other liabilities	32,325

Total liabilities	$1,133,411

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	101,853
Retained earnings	28,197
Accumulated other comprehensive income	6,565
Other equity capital components	0

Total bank equity capital	137,134
Noncontrolling (minority) interests in consolidated subsidiaries	1,075

Total equity capital	138,209

Total liabilities, and equity capital	$1,271,620

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin